UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2014

NATE’S FOOD CO.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-52831	46-3403755
(Commission File No.)	(IRS Employer Identification No.)

15061 Springdale, Suite 113,

Huntington Beach, California 92649

(Address of principal executive offices) (zip code)

(661) 418-7842

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01 Regulation FD Disclosure.

(1) The Company has received a number of questions and the Company felt it was better to answer the questions through an 8-K instead emailing the individuals directly.

Q1. When is your 10Q due to be filed with the SEC?

A1. The 10-Q for the Three Months Ending August 31, 2014 is due 45 days after the Company’s Form 10 went effective. The Company’s Form 10 went effective on September 27, 2014. As such the Company’s 10-Q is due November 11, 2014. The Company has already sent the 10-Q to its auditors and expects it to be filed in November.

Q2. Where are the productions facility located?

A2. Our corporate offices are in Huntington Beach, CA. Our product development and food science facilities are based in Fairfield CA and our production facilities are currently based in the Los Angeles Area.

Q3. Why are you expanding with the One Minute Omelet?

A3. Products take a long time to develop. The Company was able to jump start the pancake and waffle batter because of Nate’s history with Batter Blaster. But even with that history it has taken months to get Nate’s Pancakes to a point where Nate is happy with the product. There are a number of moving parts that are involved with making the product for sale other than just the product inside the can. For example, to increase the shelf life of Nate’s Pancakes the product has to be more viscous than Batter Blaster which required an entirely new delivery system to be developed and custom valves for the cans to be made.

The Company is currently in the process of finalizing details with food brokers for placing Nate’s Pancakes. By beginning the process of developing additional products now, the Company is getting a jump-start on expanding its product line and thereby increasing the attractiveness of the Company to grocery stores since we will be able to delivery more than just one product. Additionally, adding the additional products reduces the overall capital costs for the company since the Company is able to take advantage of the resources it has by having the food science facility work on the new products while corporate is finalizing the details with the food brokers.

Our goal would be to have the new products available in 2015.

Q4. If you haven’t signed any contracts for Nate’s Pancakes why expand?

A4. The Company is finalizing the terms and product with food brokers. The food brokers have been involved with products Nate has developed for over 10 years. Additionally, the grocery stores that we are planning on being sold in are the same 13,000 stores that Batter Blaster was sold in. As such, unlike other companies the question is only when will the terms be finalized not if they will be. Since the Company is comfortable with the food brokers, it was decided to get a jump-start on additional products.

Q5. Did you have any revenue last quarter?

A5. No the Company did not have any revenue last quarter. The Company had approximately $70,000 in expenses related to food development.

(2) The Company issued Press Releases that is attached as exhibit 99.1 through 99.4.

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Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1– Press Release October 27, 2014

Exhibit 99.2– Press Release October 27, 2014

Exhibit 99.3– Press Release October 28, 2014

Exhibit 99.4– Press Release October 29, 2014

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nate’s Food Co.

Dated: October 29, 2014	By	/s/ Nate Steck
	Name:	Nate Steck.
	Title:	CEO

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